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                                                                    EXHIBIT 21.1

                           Subsidiaries of the Company

                                                                State of
        Name of Subsidiary                                      Incorporation
        ------------------                                      -------------
        Source-Yeager Industries, Inc.                         Delaware
        Source-US Marketing Services, Inc.                     Delaware
        Brand Corporation                                      New York
        TCE Corporation                                        Delaware
        Vail Companies                                         Delaware
        Source-MYCO, Inc.                                      Delaware
        Source-Chestnut Display Systems, Inc.                  Delaware
        Source-Canada Corp.                                    Canada
        Aaron Wire & Metal Products, Ltd.                      Canada
        Source-Huck Store Fixture Company                      Delaware
        Huck Store Fixture Company of North Carolina           North Carolina